                                  $125,000,000


                                CREDIT AGREEMENT


                                   Dated as of
                                  June 25, 1997


                                      among


                          ABM INDUSTRIES INCORPORATED,



                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                                    as Agent


                                      and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                          BANCAMERICA SECURITIES, INC.

                                    Arranger




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                    ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . .   1

Section 1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . . . .   1
Section 1.2    Other Interpretive Provisions . . . . . . . . . . . . . . . .  16
Section 1.3    Accounting Principles . . . . . . . . . . . . . . . . . . . .  17

                    ARTICLE II  THE CREDITS. . . . . . . . . . . . . . . . .  18

Section 2.1    Amounts and Terms of Commitments. . . . . . . . . . . . . . .  18
Section 2.2    Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 2.3    Procedure for Borrowing . . . . . . . . . . . . . . . . . . .  19
Section 2.4    Conversion and Continuation Elections . . . . . . . . . . . .  20
Section 2.5    Voluntary Termination or Reduction of Commitments . . . . . .  21
Section 2.6    Optional Prepayments. . . . . . . . . . . . . . . . . . . . .  22
Section 2.7    Mandatory Prepayments of Loans; Mandatory Commitment
               Reductions. . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.8    Repayment . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.9    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 2.10   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.11   Computation of Fees and Interest. . . . . . . . . . . . . . .  24
Section 2.12   Payments by the Company . . . . . . . . . . . . . . . . . . .  24
Section 2.13   Payments by the Banks to the Agent. . . . . . . . . . . . . .  25
Section 2.14   Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . .  26
Section 2.15   Extension of Commitments. . . . . . . . . . . . . . . . . . .  26

                    ARTICLE III  THE LETTERS OF CREDIT . . . . . . . . . . .  27

Section 3.1    Letters of Credit Subfacility . . . . . . . . . . . . . . . .  27
Section 3.2    Issuance, Amendment and Renewal of Letters of Credit. . . . .  28
Section 3.3    Existing Letters of Credit; Risk Participations, Drawings and
               Reimbursements. . . . . . . . . . . . . . . . . . . . . . . .  32
Section 3.4    Repayment of Participations . . . . . . . . . . . . . . . . .  37
Section 3.5    Role of L/C Banks and Agent as Paying Agent . . . . . . . . .  38
Section 3.6    Obligations Absolute. . . . . . . . . . . . . . . . . . . . .  39
Section 3.7    Cash Collateral Pledge. . . . . . . . . . . . . . . . . . . .  40
Section 3.8    Letter of Credit Fees . . . . . . . . . . . . . . . . . . . .  41
Section 3.9    Uniform Customs and Practice. . . . . . . . . . . . . . . . .  41

                    ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY . . .  42

Section 4.1    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 4.2    Illegality. . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 4.3    Increased Costs and Reduction of Return . . . . . . . . . . .  46
Section 4.4    Funding Losses. . . . . . . . . . . . . . . . . . . . . . . .  46
Section 4.5    Inability to Determine Rates. . . . . . . . . . . . . . . . .  47
Section 4.6    Certificates of Banks . . . . . . . . . . . . . . . . . . . .  48

Section 4.7    Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                    ARTICLE V  CONDITIONS PRECEDENT. . . . . . . . . . . . .  48

Section 5.1    Conditions of Initial Credit Extensions . . . . . . . . . . .  48
Section 5.2    Conditions to All Credit Extensions . . . . . . . . . . . . .  50

                    ARTICLE VI  REPRESENTATIONS AND WARRANTIES . . . . . . .  51

Section 6.1    Corporate Existence and Power . . . . . . . . . . . . . . . .  51
Section 6.2    Corporate Authorization; No Contravention . . . . . . . . . .  51
Section 6.3    Governmental Authorization. . . . . . . . . . . . . . . . . .  52
Section 6.4    Binding Effect. . . . . . . . . . . . . . . . . . . . . . . .  52
Section 6.5    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 6.6    No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 6.7    ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . .  53
Section 6.8    Use of Proceeds; Margin Regulations . . . . . . . . . . . . .  54
Section 6.9    Title to Properties . . . . . . . . . . . . . . . . . . . . .  54
Section 6.10   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 6.11   Financial Condition . . . . . . . . . . . . . . . . . . . . .  54
Section 6.12   Environmental Matters . . . . . . . . . . . . . . . . . . . .  55
Section 6.13   Regulated Entities. . . . . . . . . . . . . . . . . . . . . .  55
Section 6.14   No Burdensome Restrictions. . . . . . . . . . . . . . . . . .  55
Section 6.15   Copyrights, Patents, Trademarks and Licenses, etc . . . . . .  55
Section 6.16   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 6.17   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 6.18   Full Disclosure . . . . . . . . . . . . . . . . . . . . . . .  56

                    ARTICLE VII  AFFIRMATIVE COVENANTS . . . . . . . . . . .  56

Section 7.1    Financial Statements. . . . . . . . . . . . . . . . . . . . .  56
Section 7.2    Certificates; Other Information . . . . . . . . . . . . . . .  57
Section 7.3    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 7.4    Preservation of Corporate Existence, Etc. . . . . . . . . . .  59
Section 7.5    Maintenance of Property . . . . . . . . . . . . . . . . . . .  59
Section 7.6    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 7.7    Payment of Obligations. . . . . . . . . . . . . . . . . . . .  60
Section 7.8    Compliance with Laws. . . . . . . . . . . . . . . . . . . . .  60
Section 7.9    Inspection of Property and Books and Records. . . . . . . . .  60
Section 7.10   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  61

                    ARTICLE VIII  NEGATIVE COVENANTS . . . . . . . . . . . .  61

Section 8.1    Limitation on Liens . . . . . . . . . . . . . . . . . . . . .  61
Section 8.2    Disposition of Assets . . . . . . . . . . . . . . . . . . . .  62



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Section 8.3    Consolidations and Mergers. . . . . . . . . . . . . . . . . .  63
Section 8.4    Loans and Investments . . . . . . . . . . . . . . . . . . . .  63
Section 8.5    Limitation on Indebtedness. . . . . . . . . . . . . . . . . .  64
Section 8.6    Transactions with Affiliates. . . . . . . . . . . . . . . . .  65
Section 8.7    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  65
Section 8.8    Use of Proceeds - Ineligible Securities . . . . . . . . . . .  65
Section 8.9    Joint Ventures. . . . . . . . . . . . . . . . . . . . . . . .  66
Section 8.10   Lease Obligations . . . . . . . . . . . . . . . . . . . . . .  66
Section 8.11   Restricted Payments . . . . . . . . . . . . . . . . . . . . .  66
Section 8.12   Change in Business. . . . . . . . . . . . . . . . . . . . . .  66
Section 8.13   Accounting Changes. . . . . . . . . . . . . . . . . . . . . .  66
Section 8.14   Financial Condition . . . . . . . . . . . . . . . . . . . . .  67

                    ARTICLE IX  EVENTS OF DEFAULT. . . . . . . . . . . . . .  67

Section 9.1    Event of Default. . . . . . . . . . . . . . . . . . . . . . .  67
Section 9.2    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 9.3    Rights Not Exclusive. . . . . . . . . . . . . . . . . . . . .  70

                    ARTICLE X  THE AGENT . . . . . . . . . . . . . . . . . .  70

Section 10.1   Appointment and Authorization . . . . . . . . . . . . . . . .  70
Section 10.2   Delegation of Duties. . . . . . . . . . . . . . . . . . . . .  71
Section 10.3   Liability of Agent. . . . . . . . . . . . . . . . . . . . . .  71
Section 10.4   Reliance by Agent . . . . . . . . . . . . . . . . . . . . . .  72
Section 10.5   Notice of Default . . . . . . . . . . . . . . . . . . . . . .  72
Section 10.6   Credit Decision . . . . . . . . . . . . . . . . . . . . . . .  73
Section 10.7   Indemnification . . . . . . . . . . . . . . . . . . . . . . .  73
Section 10.8   Agent in Individual Capacity. . . . . . . . . . . . . . . . .  74
Section 10.9   Successor Agent . . . . . . . . . . . . . . . . . . . . . . .  74
Section 10.10  Withholding Tax . . . . . . . . . . . . . . . . . . . . . . .  75

                    ARTICLE XI  MISCELLANEOUS. . . . . . . . . . . . . . . .  76

Section 11.1   Amendments and Waivers. . . . . . . . . . . . . . . . . . . .  76
Section 11.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 11.3   No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . .  78
Section 11.4   Costs and Expenses. . . . . . . . . . . . . . . . . . . . . .  78
Section 11.5   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 11.6   Payments Set Aside. . . . . . . . . . . . . . . . . . . . . .  79
Section 11.7   Successors and Assigns. . . . . . . . . . . . . . . . . . . .  79
Section 11.8   Assignments, Participations, Etc. . . . . . . . . . . . . . .  79
Section 11.9   Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 11.10  Automatic Debits of Fees. . . . . . . . . . . . . . . . . . .  82
Section 11.11  Notification of Addresses, Lending Offices, Etc.. . . . . . .  82



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Section 11.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 11.13  Severability. . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 11.14  No Third Parties Benefitted . . . . . . . . . . . . . . . . .  83
Section 11.15  Governing Law and Jurisdiction. . . . . . . . . . . . . . . .  83
Section 11.16  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  83
Section 11.17  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  84


SCHEDULES

     Schedule 1     Letters of Credit
     Schedule 2     Litigation
     Schedule 3     ERISA Matters
     Schedule 4     Environmental Matters
     Schedule 5     Subsidiaries
     Schedule 6     Permitted Liens
     Schedule 7     Permitted Indebtedness

EXHIBITS

     Exhibit A           Form of Notice of Borrowing
     Exhibit B           Form of Notice of Conversion/Continuation
     Exhibit C           Form of Compliance Certificate
     Exhibit D           Form of Legal Opinion of Company's Counsel
     Exhibit E           Form of Assignment and Acceptance
     Exhibit F           Form of Note
     Exhibit G           Form of Several Letter of Credit

                                CREDIT AGREEMENT

          This CREDIT AGREEMENT, dated as of June 25, 1997, among ABM INDUSTRIES INCORPORATED, a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks.

          WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility including letters of credit upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section I.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

          "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.


          "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "AGENT" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under SECTION 10.9.

          "AGENT-RELATED PERSONS" means BofA and any successor agent arising under SECTION 10.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGENT'S PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

          "AGREEMENT" means this Credit Agreement.

          "APPLICABLE MARGIN" means

               (i)  with respect to Base Rate Loans, 0%; and

               (ii)  with respect to Offshore Rate Loans, 0.35%.

          "ARRANGER" means BancAmerica Securities, Inc., a Delaware corporation.

          "ASSIGNEE" has the meaning specified in SECTION 11.8(a).

          "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "BANK" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

          "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Revolving Loan, or an L/C Advance, that bears interest based on the Base Rate.

          "BoFA" means Bank of America National Trust and Savings Association, a national banking association.


          "BORROWING" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "BORROWING DATE" means any date on which a Borrowing occurs under
SECTION 2.3.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CLOSING DATE" means the date on which this Agreement becomes effective pursuant to SECTION 5.1.

          "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "COMMITMENT" means, as to any Bank, the obligation of such Bank to make Revolving Loans to the Company and to participate in Letters of Credit in an aggregate principal amount of Loans and such Bank's Commitment Percentage of the Effective Amount of all Letters of Credit at any one time outstanding not exceeding the amount (a) set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" or (b) set forth in any applicable Assignment and Acceptance, as, in either case, the same may be reduced from time to time pursuant to SECTION 2.5 or SECTION 2.7 or as the same may be adjusted to give effect to any assignment under SECTION 11.8.

          "COMMITMENT EXTENSION REQUEST" has the meaning set forth in
SECTION 2.15.

          "COMMITMENT PERCENTAGE" means, for any Bank with respect to its Commitment, the ratio of such Bank's Commitment to the aggregate of all the Banks' Commitments.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

          "CONSOLIDATED EBITDA" means, for any period, for the Company and its subsidiaries on a consolidated basis, the sum of (a) the net income (or net loss) for such period PLUS (b) depreciation and interest expense and the amortization of intangibles, PLUS (c) all accrued income taxes; without giving effect to extraordinary losses or extraordinary gains.

          "CONSOLIDATED INTEREST CHARGES" means, for any period, the aggregate amount of interest accrued or paid by (without duplication) the Company on a consolidated basis during such period including (i) any interest accrued or paid during such period which is capitalized in accordance with GAAP, (ii) the portion of any obligation under capital leases allocable to interest expense in accordance with GAAP, and (iii) the portion of any debt discount that shall be amortized in such period.

          "CONSOLIDATED NET INCOME" means for any period net income before extraordinary items for the Company determined in accordance with GAAP on a consolidated basis.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "CONVERSION/CONTINUATION DATE" means any date on which, under SECTION 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "CREDIT EXTENSION" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

          "EFFECTIVE AMOUNT" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

          "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, or safety matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Company to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

          "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

          "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 9.1.

          "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "EXISTING BoFA LETTER OF CREDIT" means a letter of credit described in Part A of the Schedule of Letters of Credit.

          "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of September 22, 1994, as amended (the "CREDIT AGREEMENT") between ABM INDUSTRIES INCORPORATED (the "COMPANY"), the Banks referred to therein, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent.

          "EXISTING LETTERS OF CREDIT" means the Existing BofA Letters of Credit and the Existing Several Letters of Credit.

          "EXISTING SEVERAL LETTER OF CREDIT" means a letter of credit described in Part B of the Schedule of Letters of Credit; PROVIDED that such letter of credit shall have been amended by an Existing Several Letter of Credit Amendment.

          "EXISTING SEVERAL LETTER OF CREDIT AMENDMENT" means with respect to each letter of credit described in Part B of the Schedule of Letters of Credit, an amendment to such letter of credit, in form and substance satisfactory to the Agent, substituting KeyBank, National Association, for NationsBank of Texas, N.A., as a L/C Bank under such letter of credit and adjusting each L/C Bank's liability amount under such letter of credit so that the liability amount of each L/C Bank is in proportion to its Commitment Percentage.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "FEE LETTER" has the meaning specified in SECTION 2.10(a).

          "FIXED CHARGE COVERAGE RATIO" means for any period the ratio of
(a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Charges, taxes paid, dividends paid and capital expenditures during such period and (ii) the current portion of long-term debt as of the end of such period.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, securing, or otherwise providing assurances of the payment of any Indebtedness of any other Person and includes: (a) any Lien or any asset of such Person securing any such Indebtedness (and without regard to whether such Person has assumed personal liability with respect thereto), and (b) any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial condition, or otherwise); or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HONOR DATE" means with respect to any Letter of Credit a date on which any amount is paid under such Letter of Credit (a) by the Issuing Bank in the case of a Standard Letter of Credit or (b) by an L/C Bank in the case of a Several Letter of Credit.

          "INDEBTEDNESS" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent:
(i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities;
(vii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under Swap Contracts or similar arrangements; and (x) all obligations of others of any type described in CLAUSE
(i) through CLAUSE (x) above Guaranteed by such Person.

          "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 11.5.

          "INDEMNIFIED PERSON" has the meaning specified in SECTION 11.5.

          "INDEPENDENT AUDITOR" has the meaning specified in SECTION 7.1(a).

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, PROVIDED that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

PROVIDED that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date as in effect at the inception of such Interest Period.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

          "ISSUANCE DATE" has the meaning specified in SECTION 3.1(a).

          "ISSUE" means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

          "ISSUING BANK" means BofA in its capacity as issuer of one or more Standard Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SECTION 10.1(b) or SECTION 10.9.

          "JOINT VENTURE" means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Commitment Percentage.

          "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C BANK" means (a) Issuing Bank with respect to a Standard Letter of Credit and (b) each Bank with respect to a Several Letter of Credit.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under SECTION 3.3(a)(iv) OR (b)(iv).

          "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, with respect to such Bank in the signature pages hereof, in the Assignment and Acceptance, if any, pursuant to which such Bank became a party hereto, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

          "LETTER OF CREDIT" means a Standard Letter of Credit or a Several Letter of Credit.

          "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "LOAN" means an extension of credit by a Bank to the Company under
ARTICLE II or ARTICLE III in the form of a Revolving Loan or L/C Advance.

          "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

          "MAJORITY BANKS" means at any time any two or more Banks then holding at least 66_% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66_% of the Commitments.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or
(c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

          "NOTE" means a promissory note executed by the Company in favor of a Bank pursuant to SECTION 2.2(b), in substantially the form of EXHIBIT F.

          "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

          "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OFFSHORE RATE" means, for any Interest Period with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

     Offshore Rate =                IBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

          "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any
Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

               "IBOR" means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 10:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

               The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "PARTICIPANT" has the meaning specified in SECTION 11.8(D).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "PERMITTED LIENS" has the meaning specified in SECTION 8.1.

          "PERMITTED STOCK REPURCHASES" means repurchases or redemptions by the Company of its capital stock for fair and reasonable consideration not exceeding in aggregate amount: (a) $4,000,000 in any four consecutive fiscal quarter period, or (b) $12,000,000 with respect to all such repurchases or redemptions made on or after the Closing Date.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "REFERENCE BANK" means BofA.

          "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "REVOLVING LOAN" has the meaning specified in SECTION 2.1, and may be a Base Rate Loan or an Offshore Rate Loan (each a "TYPE" of Revolving Loan).

          "REVOLVING TERMINATION DATE" means the earlier of (a) July 1, 2002, or such later date to which the Revolving Termination Date is extended pursuant to
SECTION 2.15 and (b) the date on which the aggregate Revolving Commitments shall terminate in accordance with the provisions of this Agreement.

          "SCHEDULE OF ENVIRONMENTAL MATTERS" means SCHEDULE 4.

          "SCHEDULE OF ERISA MATTERS" means SCHEDULE 3.

          "SCHEDULE OF LETTERS OF CREDIT" means SCHEDULE 1.

          "SCHEDULE OF LITIGATION" means SCHEDULE 2.

          "SCHEDULE OF PERMITTED INDEBTEDNESS" means SCHEDULE 7.

          "SCHEDULE OF PERMITTED LIENS" means SCHEDULE 6.

          "SCHEDULE OF SUBSIDIARIES" means SCHEDULE 5.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SEVERAL LETTER OF CREDIT" means (a) an Existing Several Letter of Credit or (b) a standby letter of credit issued by Banks severally pursuant to
SECTION 3.1(a)(ii) and in the form of EXHIBIT G or otherwise in form acceptable to Agent and Majority Banks.

          "STANDARD LETTER OF CREDIT" means (a) an Existing BofA Letter of Credit or (b) a standby letter of credit issued by Issuing Bank pursuant to
SECTION 3.1(a)(i).

          "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.


          "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "SWAP CONTRACTS" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

          "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, Participant, and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "TYPE" has the meaning specified in the definition of "Revolving
Loan."

          "UCP" has the meaning specified in SECTION 3.9.

          "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          Section I.2    OTHER INTERPRETIVE PROVISIONS.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and has been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

          Section I.3    ACCOUNTING PRINCIPLES.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                   THE CREDITS

          Section II.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Bank's Commitment; PROVIDED that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments of the Banks; and PROVIDED FURTHER that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.1, prepay under SECTION 2.6 and reborrow under this SECTION 2.1.

          Section II.2   LOAN ACCOUNTS.

               (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

               (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto.
Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; PROVIDED that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

          Section II.3   PROCEDURE FOR BORROWING.

               (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice (or notice by telephone, immediately confirmed by the Company by telefacsimile) delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (California time)) (i) three Business Days prior to the requested Borrowing Date, in the case of

Offshore Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C)  the Type of Loans comprising the Borrowing; and

                    (D) the duration of the Interest Period applicable to the Offshore Rate Loans, if any, included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

               (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Commitment Percentage of that Borrowing.

               (c) Each Bank will make the amount of its Commitment Percentage of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (California time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks or by wire transfer in accordance with written instructions provided to the Agent by the Company at the time of the giving Notice of Borrowing and in either case, in like funds as received by the Agent.

               (d) After giving effect to any Borrowing, there may not be more than 7 different Interest Periods in effect.

          Section II.4   CONVERSION AND CONTINUATION ELECTIONS.

               (a) The Company may, upon irrevocable written notice to the Agent in accordance with SECTION 2.4(b):

                    (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                    (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

               (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (California time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or renewed;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

               (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

               (e) Unless the Majority Banks otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Loans, there may not be more than 7 different Interest Periods in effect.

          Section II.5 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than 3 Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

          Section II.6 OPTIONAL PREPAYMENTS. Subject to SECTION 4.4, the Company may, at any time or from time to time, upon not less than 5 Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

          Section II.7 MANDATORY PREPAYMENTS OF LOANS; MANDATORY COMMITMENT REDUCTIONS. If on any date the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments of the Banks, the Company shall immediately, and without notice or demand, (a) prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess; together with any amounts required to be paid incident thereto pursuant to SECTION 4.4, and (b) if any such excess remains after giving effect to such prepayments, the Company shall deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks) on such date in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate Commitments. Cash collateral shall be maintained in blocked deposit accounts at BofA.

          Section II.8 REPAYMENT. The Company shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

          Section II.9   INTEREST.

               (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under SECTION 2.4), PLUS the Applicable Margin.

               (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under SECTIONS 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

               (c) Notwithstanding SUBPARAGRAPH (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and L/C Advances, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; PROVIDED that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such

Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

          Section II.10 FEES. In addition to certain fees described in SECTION 3.8:

               (a) ARRANGEMENT, AGENCY, ISSUING BANK FEES. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, shall pay an agency fee to the Agent for the Agent's own account, and shall pay a fronting fee to Issuing Bank for the Issuing Bank's account, as required by the letter agreement ("FEE LETTER") between the Company and the Arranger, the Agent and the Issuing Bank dated May 19 and June 10, 1997.

               (b) COMMITMENT FEES. The Company shall pay to the Agent for the account of each Bank a commitment fee equal to 0.12% per annum of the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent. For purposes of calculating utilization under this section, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the Closing Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; PROVIDED that, in connection with any reduction or termination of Commitments under SECTION 2.5 or SECTION 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

          Section II.11  COMPUTATION OF FEES AND INTEREST.

               (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" and commitment fees payable pursuant to SECTION 2.10(b) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

          Section II.12  PAYMENTS BY THE COMPANY.

               (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

          Section II.13  PAYMENTS BY THE BANKS TO THE AGENT.

               (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing in the case of Offshore Rate Borrowing and within one hour of receipt of the Notice of Borrowing in the case of a Base Rate Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this section (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          Section II.14 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

          Section II.15 EXTENSION OF COMMITMENTS. On or after the second anniversary of the Closing Date, but not less than 90 days prior to the then effective Revolving Termination Date, the Borrower may, after consultation with the Agent, request that the Revolving Termination Date be extended for an additional year by giving the Agent notice of such request (a "Commitment Extension Request"), and upon the proper and timely receipt by the Agent of any such Commitment Extension Request, the Agent shall promptly notify each Bank of the contents thereof, which notification shall include a copy of such Commitment Extension Request, and not less than 60 days prior to the then effective Revolving Termination Date, each Bank shall notify the Agent whether such Bank approves or disapproves such Commitment Extension Request. The failure by any Bank to give such notice to Agent by such date shall be deemed to constitute disapproval by such Bank. If all Banks have notified Agent of their approval of a Commitment Extension Request as above provided then promptly upon receipt of the requisite notifications, the Agent shall give the Company notice thereof and upon the giving of such notice, Revolving Termination Date shall be extended to the next succeeding anniversary of the Revolving Termination Date; PROVIDED that unless notice of such extension is given by the Agent to the Company not less than 30 days prior to the then effective Revolving Termination Date, such Commitment Extension Request shall be deemed disapproved by all Banks.


                                   ARTICLE III

                              THE LETTERS OF CREDIT

          Section III.1  LETTERS OF CREDIT SUBFACILITY.

               (a) On the terms and conditions set forth herein from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date (i) the Issuing Bank agrees to issue Standard Letters of Credit for the account of the Company, (ii) each L/C Bank agrees to severally join in the Issuance of Several Letters of Credit for the account of the Company, (iii) in the case of either (i) or (ii) each L/C Bank agrees (A) to amend or renew Letters of Credit previously issued by it, in accordance with SECTIONS

3.2(A)(iii) and (iv) and (b)(ii), and (B) to honor drafts under the Letters of Credit; and (iv) in the case of either (i) or (ii) each Bank severally agrees to participate in Letters of Credit Issued for the account of the Company; PROVIDED that no L/C Bank shall be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments of the Banks or (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               (b) No L/C Bank is under any obligation to Issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such L/C Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Bank shall prohibit, or request that such L/C Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                    (ii) such L/C Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

                    (iii)  the expiry date of any requested Letter of Credit is
(A) more than one year after the date of Issuance (subject, however to successive extensions for periods of one year or less at the option of such L/C Bank under "evergreen" or similar provisions), unless the Majority Banks have approved such expiry date in writing, or (B) more than one year after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                    (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank in the case of Standard Letters of Credit and Majority Banks in the case of Several Letters of Credit, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank in the case of Standard Letters of Credit and Majority Banks in the case of Several Letters of Credit;

                    (v) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                    (vi) such Letter of Credit is in a face amount less than $3,000,000 in the case of a Several Letter of Credit or to be denominated in a currency other than Dollars.

          Section III.2  ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

               (a)  The following is applicable to Standard Letters of Credit:

                    (i) Each Standard Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Standard Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed date of issuance of the Standard Letter of Credit (which shall be a Business
Day); (B) the face amount of the Standard Letter of Credit; (C) the expiry date of the Standard Letter of Credit; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by the beneficiary of the Standard Letter of Credit in case of any drawing thereunder; (F) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may require.

                    (ii) At least two Business Days prior to the Issuance of any Standard Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Standard Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Standard Letter of Credit because such issuance is not then permitted under SECTION 3.1(a) as a result of the limitations set forth in CLAUSES (1) and (2) thereof or SECTION 3.1(b)(ii); or (B) that one or more conditions specified in ARTICLE V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Standard Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                    (iii) From time to time while a Standard Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Standard Letter of Credit issued by it. Each such request for amendment of a Standard Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (A) the Standard Letter of Credit to be amended; (B) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Standard Letter of Credit if: (1) the Issuing Bank would have no obligation at such time to issue such Standard Letter of Credit in its amended form under the terms of this Agreement; or (2) the beneficiary of any such Standard Letter of Credit does not accept the proposed amendment to the Standard Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

                    (iv) The Issuing Bank shall be entitled to authorize (or take no action to prevent) the automatic renewal of any Standard Letter of Credit issued by it. The Issuing Bank shall be under no obligation so to renew any Standard Letter of Credit if the Issuing Bank would have no obligation at such time to issue or amend such Standard Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Standard Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Standard Letter of Credit in accordance with this SECTION 3.2(a)(iv) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Standard Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                    (v) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of non-renewal, termination or other communications to any Standard Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than one year after the Revolving Termination Date.

                    (vi) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Standard Letter of Credit, or amendment to or renewal of a Standard Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Standard Letter of Credit or amendment to or renewal of a Standard Letter of Credit.

               (b)  The following is applicable to Several Letters of Credit:

                    (i) Each Several Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Agent at least five Business Days prior to the proposed Issuance Date. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Agent: (A) the proposed date of issuance of the Several Letter of Credit (which shall be a Business Day); (B) the face amount of the Several Letter of Credit; (C) the expiry date of the Several Letter of Credit; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by the beneficiary of the Several Letter of Credit in case of any drawing thereunder; (F) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (G) such other matters as the Agent may require. The Agent shall promptly give notice to each Bank of such written request received by the Agent from the Company for issuance of the Several Letter of Credit. Subject to the receipt of such notice, each Bank shall severally issue the Several Letter of Credit by delivering to the Agent such Bank's counterpart signature page to the Several Letter of Credit, and not later than 12:00 noon (California time) on the proposed Issuance Date. Upon receipt by the Agent of the counterpart signature pages of each Bank, the Agent will promptly deliver such Several Letter of Credit to the beneficiary thereof.

                    (ii) From time to time while a Several Letter of Credit is outstanding and prior to the Revolving Termination Date, the Banks will, upon the irrevocable written request of the Company received by the Agent at least five Business Days prior to the proposed date of amendment, severally amend such Several Letter of Credit solely to extend the expiry date thereof to a date no later than one year after the Revolving

Termination Date. Each such request for amendment of the Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application. The Agent shall promptly give notice to each Bank of such written request received by the Agent from the Company for amendment of such Several Letter of Credit. No Bank shall be under any obligation to amend such Several Letter of Credit if: (A) the Bank would have no obligation at such time to issue such Several Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Several Letter of Credit does not accept the proposed amendment to such Several Letter of Credit. Subject to the foregoing, and to the receipt of such notice from the Agent, each Bank shall severally issue the amendment to such Several Letter of Credit by delivering to the Agent such Bank's counterpart signature page to the amendment to such Several Letter of Credit not later than 12:00 noon (California time) on the proposed date of amendment. Upon receipt by the Agent of such counterpart signature pages of each Bank, the Agent will promptly deliver the amendment to such Several Letter of Credit to the beneficiary thereof.

               (c) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than a Letter of Credit).

          Section III.3 EXISTING LETTERS OF CREDIT; RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

               (a)  The following is applicable to Standard Letters of Credit:

                    (i) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to SECTIONS 3.8(a) and 3.8(b), and reimbursement of costs and expenses to the extent provided herein, Standard Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Standard Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Commitment Percentage times (ii) the maximum amount available to be drawn under such Standard Letter of Credit and the amount of such drawing, respectively. For purposes of SECTIONS 2.1 and 2.10(b), the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

                    (ii) Immediately upon the Issuance of each Standard Letter of Credit in addition to those described in SECTION 3.3(a)(i), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Standard Letter of Credit and each drawing thereunder in an amount equal to the product of (A) the Commitment Percentage of such Bank, times (B) the maximum amount available to be drawn under such Standard Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.1, each Issuance of a Standard Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                    (iii) In the event of any request for a drawing under a Standard Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company with a copy to the Agent. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (California time), on each Honor Date under each Standard Letter of Credit, in an amount equal to the amount paid on such Honor Date by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Standard Letter of Credit by 10:00 a.m. (California time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Standard Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in SECTION 5.2. Any notice given by the Issuing Bank or the Agent pursuant to this SECTION 3.3(a)(iii) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    (iv) Each Bank shall upon any notice pursuant to SECTION 3.3(a)(iii) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Banks shall (subject to SECTION 3.3(a)(v)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Commitment Percentage of the amount of the drawing by no later than 12:00 noon (California time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this SECTION 3.3(a).

                    (v) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.2 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to
SECTION 3.3(a)(iv) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this SECTION 3.3(a).

                    (vi) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
SECTION 3.3(a), as a result of a drawing under a Standard Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (C) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that each Bank's obligation to make Revolving Loans under this SECTION 3.3(a) is subject to the conditions set forth in SECTION 5.2.

               (b)  The following is applicable to Several Letters of Credit:

                    (i) On and after the Closing Date, the Existing Several Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to SECTIONS 3.8(a) and

 3.8(b), and reimbursement of costs and expenses to the extent provided herein, Several Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall execute the appropriate form of Existing Several Letter of Credit Amendment with respect to each such Existing Several Letter of Credit. For purposes of SECTIONS 2.1 and 2.10(b), the Existing Several Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

                    (ii) In the event of any request for a drawing under any Several Letter of Credit by the beneficiary thereof, the Agent will promptly notify the Company and each Bank. The Agent will promptly transmit, by facsimile (confirmed promptly by telephonic notice) followed by overnight express mailing with all charges prepaid, to each Bank at its Lending Office, or other office or offices as designated by such Bank, copies of all drafts and documents presented by the beneficiary under the Several Letter of Credit, and will notify each Bank of the date payment is to be made to the beneficiary thereof as a result of such drawing under the Several Letter of Credit (such date determined in accordance with the terms of the Several Letter of Credit). Each Bank shall notify the Agent, not later than 11:00 a.m. (California time) on the date payment is to be made to the beneficiary thereof as a result of such drawing under the Several Letter of Credit, that (A) such Bank has determined that it will make payment under the Several Letter of Credit, or (B) such Bank has determined that it will not make payment under the Several Letter of Credit, and give the reasons for such determination. In the event the Agent receives notice from a Bank under CLAUSE (b) of this section, the Agent shall as soon as practicable notify the Company of the determination of such Bank and the reasons given by such Bank therefor.

                    (iii) Each Bank shall make available to the Agent, not later than 12:00 noon (California time) on the date on which payment is to be made to the beneficiary as a result of a drawing under a Several Letter of Credit, (A) such Bank's Commitment Percentage, times (B) the amount of the drawing made by such beneficiary. The Agent shall then promptly disburse to such beneficiary all amounts so received from the Banks.

                    (iv) The Company shall reimburse the Agent, for the account of each Bank, prior to 1:00 p.m. (California time), on each Honor Date under each Several Letter of Credit in an amount equal to the amount paid on such Honor Date by such Bank. In the event that more than one Bank makes a payment under the Several Letter of Credit on the Honor Date, any reimbursements from the Company shall be made to the Agent, for the account of such Banks paying on such Honor Date, in proportion to the amounts so paid by such Banks. In the event the Company fails to reimburse the Agent for the account of all such Banks for the full amount of any payment made by such Banks in respect of any drawing under the Several Letter of Credit by 1:00 p.m. (California time) on the Honor Date, the Agent will promptly notify each such Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in an aggregate amount equal to such unreimbursed amount be made by the Banks to be disbursed on the Honor Date, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in SECTION 5.2. Any notice given by the Agent pursuant to this SECTION 3.3(b)(iv) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    (v) If all of the Banks have paid their pro rata share of the draw request under the Several Letter of Credit, but subject to SECTION 3.3(b)(vi) and the PROVISO in SECTION 3.3(b)(vii), then each Bank shall upon any notice pursuant to SECTION 3.3(b)(iv) be deemed to have made a Revolving Loan consisting of a

Base Rate Loan to the Company equal to its Commitment Percentage of the amount of the unreimbursed drawing. If one or more of the Banks shall not have paid its pro rata share of the draw request under the Several Letter of Credit on the date on which payment is due thereunder (a "NON-HONORING BANK"), but subject to
SECTION 3.3(b)(vi) and the PROVISO in SECTION 3.3(b)(vii), each Non-Honoring Bank shall upon any notice pursuant to SECTION 3.3(b)(iv) make available to the Agent for the account of the Banks which have so paid their pro rata share of the draw request under the Letter of Credit (the "HONORING BANKS") an amount in Dollars and in immediately available funds equal to such Non-Honoring Bank's Commitment Percentage of the amount of the unreimbursed drawing paid by each Honoring Bank on the Honor Date, whereupon the Banks shall (subject to SECTION 3.3(b)(vi) and the PROVISO in SECTION 3.3(b)(vii)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company equal to its Commitment Percentage of the amount of the unreimbursed drawing. If any Non-Honoring Bank so notified fails to make available to the Agent for the account of the Honoring Banks the amount of such Non-Honoring Bank's Commitment Percentage of the amount of the reimbursed drawing by no later than 2:00 p.m. (California time) on the Honor Date, then interest shall accrue on the Honor Date to the date such Non-Honoring Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this SECTION 3.3(b).

                    (vi) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.2 or for any other reason, the Company shall be deemed to have incurred from each Honoring Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Non-Honoring Bank shall be deemed, and hereby irrevocably and unconditionally agrees to, have purchased a participation in each such L/C Borrowing in an amount equal to the product of (i) the Commitment Percentage of such Non-Honoring Bank, times (ii) the amount of each such L/C Borrowing, and each Non-Honoring Bank's payment to the Agent for the account of the relevant Honoring Bank pursuant to SECTION 3.3(b)(v) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Non-Honoring Bank in satisfaction of its participation obligation under this SECTION 3.3(b); PROVIDED that each Non-Honoring Bank's obligation to purchase a participation in any such L/C Borrowing is subject to (and shall not exceed) the amount of the unutilized portion of the Commitment of such Non-Honoring Bank.

                    (vii) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
SECTION 3.3(b), as a result of a drawing under the Letter of Credit, shall be absolute and unconditional and without recourse to the Agent or any other Bank and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Company or any other Person for any reason whatsoever;
(B) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (C) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that each Bank's obligation to make Revolving Loans under this SECTION 3.3(b) is subject to the conditions set forth in SECTION 5.2 and the amount of the unutilized portion of the Commitment of such Bank.

          Section III.4  REPAYMENT OF PARTICIPATIONS.

               (a) Upon (and only upon) receipt by the Agent for the account of any L/C Bank of immediately available funds from the Company (i) in reimbursement of any payment made by such L/C Bank under a Letter of Credit with respect to which any Bank has paid the Agent for the account of such L/C Bank for such Bank's participation in such Letter of Credit pursuant to SECTION 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of such L/C Bank, the amount of such Bank's Commitment Percentage of such funds, and such L/C Bank shall receive the amount of the Commitment Percentage of such funds of any Bank that did not so pay the Agent for the account of the L/C Bank.

               (b) If the Agent or any L/C Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of such L/C Bank pursuant to SECTION 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or such L/C Bank the amount of its Commitment Percentage of any amounts so returned by the Agent or such L/C Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or such L/C Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          Section III.5  ROLE OF L/C BANKS AND AGENT AS PAYING AGENT.

               (a) Each Bank and the Company agree that, (i) in paying any drawing under a Standard Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Standard Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document and (ii) in disbursing to the beneficiary amounts made available to the Agent by any Bank for payment to the beneficiary as a result of a draw under any Several Letter of Credit, the Agent shall not have any responsibility to obtain any document or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

               (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank or the Agent shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

               (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement, whether before or after any drawing by such beneficiary or transferee. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Bank or Bank, shall be liable or responsible for any of the matters described in CLAUSES (i) through (vii) of SECTION 3.6; PROVIDED that anything in such clauses to the contrary notwithstanding, that the Company may have a claim against a L/C Bank, and a L/C Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Bank's willful misconduct or gross negligence or such L/C Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) a L/C Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) a L/C Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          Section III.6 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse any L/C Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by any L/C Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by any L/C Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

          Section III.7  CASH COLLATERAL PLEDGE.  Upon the request of the Agent,
(i) if any L/C Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or
(ii) if, as of one year after the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(iii) if the L/C Obligations shall be declared due and payable pursuant to
SECTION 9.2 (b), then, the Company shall immediately pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the L/C Obligations. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances and agrees to execute security documentation in furtherance of the grant of such security interest in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Such collateral shall be maintained in blocked deposit accounts at BofA.


          Section III.8  LETTER OF CREDIT FEES.

               (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to 0.35% per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

               (b) The Company shall pay to each L/C Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Bank relating to letters of credit as from time to time in effect.

          Section III.9 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

          Section IV.1   TAXES.

               (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

               (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

               (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to SECTION 4.1(g):

                    (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii) the Company shall make such deductions and withholdings;

                    (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

               (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to section (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

               (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                    (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to SECTION 11.8 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                    (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                    (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank and deliver to the Company through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

                    (iv) it shall, promptly upon the Company's or the Agent's reasonable request to that effect, deliver to the Company or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

               (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to SECTION 4.1(c) to any Bank for the account of any Lending Office of such Bank:

                    (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under SECTION 4.1(f) in respect of such Lending Office;

                    (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to SECTION 4.1(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                    (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to SECTION 4.1(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

               (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to SECTION 4.1(f)(iv), then the Company shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

               (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to SECTION 4.1(c), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          Section IV.2   ILLEGALITY.

               (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

               (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

               (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          Section IV.3   INCREASED COSTS AND REDUCTION OF RETURN.

               (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment or the Obligations, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

          Section IV.4 FUNDING LOSSES. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

               (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.6;

               (d) the prepayment (including pursuant to SECTION 2.7, but excluding pursuant to SECTION 4.2(b)) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under SECTION 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section, (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          Section IV.5 INABILITY TO DETERMINE RATES. If the Reference Bank or the Majority Banks determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to SECTION 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

          Section IV.6 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the manner of calculation and the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          Section IV.7 SURVIVAL. The agreements and obligations of the Company in this ARTICLE IV shall survive the payment of all other Obligations.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

          Section V.1 CONDITIONS OF INITIAL CREDIT EXTENSIONS. This Agreement and the obligation of each Bank to make Credit Extensions hereunder shall only become effective on the date that the Agent has received all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

               (a) CREDIT AGREEMENT. This Agreement executed by each party thereto;

               (b)  RESOLUTIONS; INCUMBENCY.

                    (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                    (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                    (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing

Date; and

                    (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date;

               (d) LEGAL OPINIONS. An opinion of Harry Kahn, general counsel to the Company and addressed to the Agent and the Banks, substantially in the form of EXHIBIT D;

               (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and
BofA); including any such costs, fees and expenses arising under or referenced in SECTIONS 2.10 and 11.4;

               (f) LETTERS OF CREDIT. An Existing Several Letter of Credit Amendment for each letter of credit described in Part B of the Schedule of Letters of Credit, executed by the Banks and consented to by the beneficiary under such letter of credit;

               (g) EXISTING CREDIT AGREEMENT. Evidence satisfactory to the Agent that the Existing Credit Agreement has been terminated in accordance with the terms thereof and that all "Loans" (as therein defined) and other liquidated obligations thereunder shall have been paid in full or that adequate provision for such payment shall have been made.

               (h) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                    (i) the representations and warranties contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date; and

                    (ii) no Default or Event of Default exists or would result from the Credit Extension; and

               (i) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request;

PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless each of the foregoing conditions has been satisfied not later than July 15, 1997, unless a waiver of such condition has been theretofore obtained in accordance with SECTION 11.1. The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          Section V.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving

Loan) or to continue or convert any Revolving Loan under SECTION 2.4 and the obligation of any L/C Bank to Issue any Letter of Credit (including any initial Letters of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date, or Issuance Date:

               (a) NOTICE, APPLICATION. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the L/C Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
SECTION 3.2;

               (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

               (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion or Issuance.

Each Notice of Borrowing, Notice of Conversion/Continuation, and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in SECTION 5.2 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Agent and each Bank that:

          Section VI.1 CORPORATE EXISTENCE AND POWER. The Company and each of its Subsidiaries:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its material assets, carry on its business substantially as now conducted, and to execute, deliver, and perform its obligations under the Loan Documents;

               (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (d)  is in compliance with all Requirements of Law;

except, in each case referred to in CLAUSE (c) or CLAUSE (d) OF THIS
SECTION 6.1, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section VI.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of the Company's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

               (c)  violate any Requirement of Law.

          Section VI.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

          Section VI.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          Section VI.5 LITIGATION. Except as specifically disclosed in the SCHEDULE OF LITIGATION, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

               (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

               (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          Section VI.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under SECTION 9.1(e).

          Section VI.7   ERISA COMPLIANCE.

               (a) Except as specifically disclosed in Part A of the SCHEDULE OF ERISA MATTERS, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

               (b) Except as specifically disclosed in Part B of the SCHEDULE OF ERISA MATTERS, (i) there are no pending, or to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect and (ii) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

               (c) Except as specifically disclosed in Part C of the SCHEDULE OF ERISA MATTERS, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

               (d) Except as specifically disclosed in Part D of the SCHEDULE OF ERISA MATTERS, no Pension Plan has any Unfunded Pension Liability. The aggregate Unfunded Pension Liability for all Pension Plans does not exceed $1,000,000.

               (e) Except as specifically disclosed in Part E of the SCHEDULE OF ERISA MATTERS, the Company has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

               (f) Except as specifically disclosed in Part F of the SCHEDULE OF ERISA MATTERS, the Company has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to
Section 4069 of ERISA.

               (g) Except as specifically disclosed in Part G of the SCHEDULE OF ERISA MATTERS, (i) no trade or business (whether or not incorporated under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code, and (ii) neither the Company nor any Person under common control with the Company (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

          Section VI.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
SECTION 7.10 and SECTION 8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          Section VI.9 TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its

Subsidiaries is subject to no Liens, other than Permitted Liens.

          Section VI.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

          Section VI.11  FINANCIAL CONDITION.

               (a) The audited consolidated financial statements of the Company and its Subsidiaries dated October 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                    (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                    (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                    (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Guarantees.

               (b) Since October 31, 1996, there has been no Material Adverse Effect.

          Section VI.12 ENVIRONMENTAL MATTERS. The Company monitors in the ordinary course of business the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in the SCHEDULE OF ENVIRONMENTAL MATTERS, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section VI.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          Section VI.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          Section VI.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company and its

Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          Section VI.16 SUBSIDIARIES. As of the Closing Date with respect to Subsidiaries in existence on the Closing Date and as has been notified to Agent and Banks with respect to Subsidiaries acquired after the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part A of SCHEDULE OF SUBSIDIARIES hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in Part B of SCHEDULE OF SUBSIDIARIES.

          Section VI.17 INSURANCE. The properties of the Company and its Subsidiaries are insured in compliance with SECTION 7.6.

          Section VI.18 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:


          Section VII.1 FINANCIAL STATEMENTS. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

               (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended October 31, 1997), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year and which may be in the form of the Company's SEC Form 10-K as filed with the Securities and Exchange Commission for the relevant fiscal year, and accompanied by the opinion of KPMG Peat Marwick or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

               (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended July 31, 1997), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and which may be in the form of the Company's SEC Form 10-Q as filed with the Securities and Exchange Commission for the relevant fiscal quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

          Section VII.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Agent, with sufficient copies for each Bank:

               (a) concurrently with the delivery of the financial statements referred to in SECTIONS 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

               (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

               (c) concurrently with the delivery of the financial statements referenced in SECTION 7.1(a), a report on the Company's and its consolidated Subsidiaries workers' compensation experience for such fiscal year, including details on claims paid and accruals for future payments booked during such final year;

               (d) concurrently with the delivery of the financial statements referenced in SECTION 7.1(a), an annual budget of the Company and its consolidated Subsidiaries for the next succeeding fiscal year, broken down by operating division and including revenue and profitability;

               (e) concurrently with the delivery of the financial statements referenced in SECTION 7.1(b), an update of the annual budget with respect to the remainder of the fiscal year; and

               (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

          Section VII.3 NOTICES. The Company shall promptly notify the Agent and the Agent shall promptly notify each Bank:

               (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

               (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

               (c) of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

                    (i)   an ERISA Event;

                    (ii)  if any of the representations and warranties in
Section 6.7 ceases to be true and correct;

                    (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                    (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                    (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code; and

               (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SECTION 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

          Section VII.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary to:

               (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

               (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

               (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

               (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          Section VII.5 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section VII.6 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; PROVIDED that with respect to public liability and property damage coverage and workers' compensation coverage, the Company's self insurance plan as in effect on the date of this Agreement shall be deemed sufficient compliance with this Section.

          Section VII.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

               (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

               (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

               (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          Section VII.8 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and Environmental
Laws).

          Section VII.9 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

          Section VII.10 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          Section VIII.1 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

               (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in the SCHEDULE OF PERMITTED LIENS securing Indebtedness outstanding on such date;

               (b)  any Lien created under any Loan Document;

               (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.7, provided that no notice of lien has been filed or recorded under the Code;

               (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

               (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

               (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

               (g) Purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $2,000,000;

               (h) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000;

               (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries; and

               (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution.

          Section VIII.2 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

               (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

               (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

               (c) dispositions of inventory or equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements; and

               (d) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition,
(ii) the aggregate sales price from such disposition shall be paid in cash, and
(iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year 5% of consolidated net worth of the Company as of the end of the preceding fiscal year.

          Section VIII.3 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

               (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

               (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

          Section VIII.4 LOANS AND INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

               (a) any investment in: (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) debt securities rated in at least the second highest grade by at least one nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by, (A) any Bank or
(B) any office of any bank or trust company whose certificates of deposit are rated in one of the two highest grades by at least one nationally recognized rating agency, (iv) repurchase agreements entered into with a bank or trust company described in CLAUSE (iii) above of this definition (or with securities broker-dealers of nationally recognized standing) with respect to obligations described in CLAUSE (i) above of this definition, or (v) variable rate preferred stocks issued by, or supported by letters of credit issued by, a bank or trust company described in CLAUSE (iii) above of this definition (or by its parent holding company), PROVIDED that in each case such investment by its terms requires, or permits the holder thereof at its option to require, repayment, redemption, or repurchase thereof within six (6) months from the date of acquisition thereof by such holder;

               (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

               (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries; or

               (d) investments incurred in order to consummate Acquisitions; PROVIDED that (i) such

Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained.

          Section VIII.5 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (a)  Indebtedness incurred pursuant to this Agreement;

               (b) Indebtedness existing on the Closing Date and set forth in the SCHEDULE OF PERMITTED INDEBTEDNESS;

               (c) Indebtedness of corporations which become Subsidiaries after the date of this Agreement, PROVIDED that (i) such indebtedness existed at the time the respective corporations became Subsidiaries and was not created in anticipation thereof, (ii) after giving effect to such Indebtedness on the Company's consolidated financial statements, there is no Default or Event of Default, and (iii) such Indebtedness does not exceed $10,000,000; and

               (d)  Indebtedness securing purchase money liens permitted by
SECTION 8.1(g).

          Section VIII.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

          Section VIII.7 USE OF PROCEEDS. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          Section VIII.8 USE OF PROCEEDS - INELIGIBLE SECURITIES. The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Company or any Affiliate of the Company. As used in this Section, "SECTION 20 SUBSIDIARY" means the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities; and "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
Section 24, Seventh), as amended.

          Section VIII.9 JOINT VENTURES. The Company shall not, and shall not suffer or permit any

Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

          Section VIII.10 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

               (a) operating leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof; and

               (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business.

          Section VIII.11 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that Wholly-Owned Subsidiaries may declare and make dividend payments and other distributions to the Company or other Wholly-Owned Subsidiaries and that the Company and any Wholly-Owned Subsidiary may:

               (a) declare and make dividend payments or other distributions payable solely in its common stock;

               (b) make, during periods that no Event of Default has occurred and is continuing, Permitted Stock Repurchases; and

               (c) declare and pay ordinary cash dividends to its stockholders on a basis consistent with past practice.

          Section VIII.12 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

          Section VIII.13 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

          Section VIII.14     FINANCIAL CONDITION.  The Company shall not:

               (a) LOSSES. Permit its quarterly Consolidated Net Income to be less than one dollar in each of any two consecutive fiscal quarters ending after January 31, 1994.

               (b) FIXED CHARGE COVERAGE RATIO. Permit its Fixed Charge Coverage Ratio for any four fiscal quarter period to be less than 1.20 to 1.00.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          Section IX.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

               (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within 3 Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

               (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SECTIONS 7.1, 7.2, 7.3 or
7.9 or in ARTICLE viii; or

               (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

               (e) CROSS-DEFAULT. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness , and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded; or

               (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or

(iv) takes any action to effectuate or authorize any of the foregoing; or

               (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $1,000,000; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Company which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $1,000,000; or

               (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 or more days after the entry thereof; or

               (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k) CHANGE OF CONTROL. Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Company; or

               (l)  ADVERSE CHANGE.  There occurs a Material Adverse Effect.

          Section IX.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

               (a) declare the commitment of each Bank to make Loans or Issue Several Letters of Credit and any obligation of the Issuing Bank to Issue Standard Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

               (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

               (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED that upon the occurrence of any event specified in CLAUSES (f) or (g) of SECTION 9.1 (in the case of CLAUSE (i) of CLAUSE (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans or Issue Several Letters of Credit and any obligation of the Issuing Bank to Issue Standard Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

          Section IX.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

          Section IX.4 CERTAIN FINANCIAL COVENANT DEFAULTS. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "CHARGE"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of SECTION 8.14 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                    ARTICLE X

                                    THE AGENT

          Section X.1    APPOINTMENT AND AUTHORIZATION.

               (a) Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; PROVIDED that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this ARTICLE X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          Section X.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          Section X.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          Section X.4    RELIANCE BY AGENT.

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

               (b) For purposes of determining compliance with the conditions specified in SECTION 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          Section X.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with ARTICLE IX; PROVIDED that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          Section X.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          Section X.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent such liabilities result from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          Section X.8 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

          Section X.9 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE X and SECTIONS 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless

BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

          Section X.10   WITHHOLDING TAX.

               (a) Each Bank subject to SECTION 4.1(f) agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.


               (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SECTION 4.1(f) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by sections 1441 and 1442 of the Code, without reduction.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section XI.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to SECTION 9.2(a));

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

               (e) amend this Section, or SECTIONS 2.14, 8.1, 11.4, or 11.5 or any provision herein providing for consent or other action by all Banks;

and PROVIDED FURTHER that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

          Section XI.2   NOTICES.

               (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or by telephone confirmed by facsimile transmission, provided that any matter transmitted by the Company by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified for such recipient on the signature pages hereof, and mailed, faxed or delivered, to the address or facsimile number specified for notices to such recipient on the signature pages hereof; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to ARTICLE II, III or X shall not be effective until actually received by the Agent, and notices pursuant to ARTICLE III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

               (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

          Section XI.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          Section XI.4   COSTS AND EXPENSES.  The Company shall:

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to SECTION 5.1(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

               (b) pay or reimburse the Agent, the Issuing Bank, the Arranger and each Bank within five Business Days after demand (subject to SECTION 5.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

          Section XI.5 INDEMNITY. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          Section XI.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

          Section XI.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

          Section XI.8   ASSIGNMENTS, PARTICIPATIONS, ETC.

               (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default, the Agent, the Issuing Bank, and the beneficiary of each outstanding Several Letter of Credit, which consents of the Company and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; PROVIDED that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and

Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

               (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank PRO TANTO.

               (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

               (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and
(H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

               (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note, if any, held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          Section XI.9 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          Section XI.10 AUTOMATIC DEBITS OF FEES. With respect to any interest, commitment fee, letter of credit fee or other fee due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the interest or fees then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          Section XI.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          Section XI.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          Section XI.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          Section XI.14 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          Section XI.15  GOVERNING LAW AND JURISDICTION.

               (a) THIS AGREEMENT AND THE NOTES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.


          Section XI.16 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY

PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section XI.17 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco by their proper and duly authorized officers as of the day and year first above written.

                                   ABM INDUSTRIES INCORPORATED: COMPANY

                                   By:
                                       --------------------------------
                                   Title:
                                          -----------------------------

                                   By:
                                       --------------------------------
                                   Title:
                                          ------------------------------

                                   Address for notices:

                                   50 Fremont Street, 26th Floor
                                   San Francisco, CA  94105
                                   Facsimile: (415) 597-4500
                                   Telephone: (415) 597-7135
                                   Attention:  Douglas Bowlus

AGENT:                             BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent

                                   By:
                                       --------------------------------
                                   Title:
                                          -----------------------------

                                   Address for notices of Borrowing,
and other                          Conversion/Continuation,
                                   operational matters:

                                   1455 Market Street, 13th Floor
                                   San Francisco, CA  94103
                                   Attn:  Agency Administrative Services #5596
                                   Facsimile: (415) 436-2700
                                   Telephone: (415) 436-2778

                                   Address for all other notices:

                                   1455 Market Street, 12th Floor
                                   San Francisco, CA  94103
                                   Attn:  Agency Management #10831
                                   Facsimile: (415) 436-3425
                                   Telephone: (415) 436-2790

                                   Address for payments:

                                   Bank of America NT&SA
                                   ABA 121-000-358
                                   Agency Management Services #5596
                                   1850 Gateway Boulevard
                                   Concord, CA  94520
                                   for credit to Account No. 12334-14305
                                   Reference:  ABM Industries

ISSUING BANK:                      BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as
                                   Issuing Bank


                                   By:
                                       --------------------------------
                                   Title:
                                          -----------------------------
                                   Address for notices:

                                   International Trade
                                   Banking Division #5655
                                   333 S. Beaudry Ave., 19th Floor
                                   Los Angeles, CA  90017

                                   With copies to the Agent

BANKS:                             BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as a Bank



                                   By:
                                       --------------------------------
                                   Title:
                                       --------------------------------

                                   Commitment:  $50,000,000
                                                -----------

                                   Address for notices:

                                   345 Montgomery Street
                                   Concourse Level
                                   San Francisco, CA  94103
                                   Attn:  Hagop V. Bouldoukian
                                   Facsimile: (415) 622-1878
                                   Telephone: (415) 953-9023

                                   Domestic and Offshore Lending Office:

                                   1850 Gateway Boulevard
                                   Concord, CA  94520
                                   KEYBANK NATIONAL ASSOCIATION



                                   By:
                                       --------------------------------
                                   Title:
                                          -----------------------------
                                   Commitment:  $25,000,000
                                                -----------
                                   Address For Notices:

                                   700 Fifth Avenue
                                   48th Floor
                                   Seattle, WA 98104
                                   Attn:  Kevin McBride
                                   Facsimile:  (206) 684-6079
                                   Telephone:  (206) 684-6035

                                   Domestic and Offshore Lending Office:

                                   1002 15th Street S.W.
                                   Auburn, WA 98001
                                   Attn:  Vickey Heineck
                                   Facsimile:  (800) 297-5495
                                   Telephone:  (800) 297-5518

                                   UNITED STATES NATIONAL BANK OF OREGON



                                   By:
                                       --------------------------------
                                   Title:
                                          -----------------------------

                                   Commitment:  $25,000,000
                                                ------------

                                   Address For Notices:

                                   555 S.W. Oak Street, Suite 400
                                   Portland, OR  97204
                                   Attn:  Aaron Gordon
                                   Facsimile:  (503) 275-5428
                                   Telephone:  (503) 275-6738

                                   Domestic and Offshore Lending Office:


                                   Same as address for notices
                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, doing     business
                                   as SEAFIRST BANK


                                   By:
                                       --------------------------------
                                   Title:
                                          -----------------------------

                                   Commitment:  $25,000,000
                                                -----------

                                   Address for notices:

                                   701 Fifth Avenue
                                   Floor 12
                                   Seattle, WA 98104
                                           or
                                   P.O. Box 94010
                                   Seattle, WA 98124-9410
                                   Attn:  Susan Corcoran Hayes
                                   Facsimile: (206) 358-3022
                                   Telephone: (206) 358-3113

                                   Domestic and Offshore Lending Office:

                                   701 Fifth Avenue
                                   Floor 12
                                   Seattle, WA 98104

                         SCHEDULE 1 - LETTERS OF CREDIT


                    PART A - EXISTING BoFA LETTERS OF CREDIT




        BENEFICIARY                  NUMBER            LIABILITY AMOUNT
        -----------                  ------            -----------------

 ORANGE COUNTY               LASB216472                             60,000
 CNA                         LASB221830                            117,000
 WICHITA AIRPORT             LASB226265                            300,000
 CNA                         LASB221826                          1,098,000
 CNA                         LASB221825                            403,000
 ORLANDO AIRPORT             LASB223902                            200,000
 CIGNA                       LASB221832                            250,000
 CNA                         LASB221829                            800,000
 CITY OF TOLEDO              LASB221834                            100,000

                   PART B - EXISTING SEVERAL LETTERS OF CREDIT

        BENEFICIARY                  NUMBER              LIABILITY AMOUNT
        -----------                  ------              ----------------

 STATE OF CALIF.            LASB221884                             28,171,084
 CNA                        LASB226247                             10,000,000
 CONT'L CASUALATY           LASB221882                              2,024,000
 CNA                        LASB223142                              3,203,000
 CONT'L CASUALTY            LASB221883                                235,000
 CNA                        LASB226246                              5,254,000
 CNA                        LASB221881                              2,374,000
 CNA                        LASB3002200                      UP TO 12,000,000
 CNA                        LASB223143                              3,312,000
 CNA                        LASB3002201                       UP TO 5,773,000
 CONT'L CASUALTY            LASB221858                                891,000

                             SCHEDULE 2 - LITIGATION
                                   Section 6.5



               A. None other than those disclosed in Company's annual 10K as of October 31, 1996, page 6.

                           SCHEDULE 3 - ERISA MATTERS
                                   Section 6.7


Part A:

          None

Part B:

          None

Part C:

          None

Part D:

          None

Part E:

          None

Part F:

          None

Part G:

          None

                       SCHEDULE 4 - ENVIRONMENTAL MATTERS
                                  Section 6.12


No matters to disclose.

                            SCHEDULE 5 - SUBSIDIARIES
                                  Section 6.16


Part A:

     The Company's Subsidiaries are as set forth in Exhibit 22.1 to the Company's October 31, 1996, Form 10K.

Part B:

     None

                          SCHEDULE 6 - PERMITTED LIENS
                                   Section 8.1


     A. Seller carried mortgage on commercial office building used by Company in Spokane, Washington. 8.75% fixed rate mortgage; fully amortized; 10 years beginning January 2, 1991; payable monthly.

     B. Seller carried mortgage on commercial office building used by Company in Seattle, Washington. 8.75% fixed rate mortgage; fully amortized; 10 years beginning January 2, 1991; payable monthly.

                       SCHEDULE 7 - PERMITTED INDEBTEDNESS
                                   Section 8.5


A.   Mortgage on Spokane, Washington property; approximate balance $58,204.

B.   Mortgage on Seattle, Washington property; approximate balance $208,470.

C. Unsecured note to Prudential Life Insurance: 9.35% fixed rate. Monthly interest payments and annual principal payments of $636,365. Note due October 1, 1998. Balance $1,272,726.

D. Unsecured note to BofA: 6.7% per annum fixed rate. Annual interest payments with annual principal payments in varying amounts. Note due February 15, 2003. Balance: $4,777,054.

                               NOTICE OF BORROWING

TO THE BANKS AND THE AGENT
REFERENCED BELOW:

This Notice of Borrowing is given pursuant to SECTION 2.3 of that certain Credit Agreement, dated as of June 25, 1997, as the same may have been amended to the date hereof (the "Credit Agreement"), among ABM Industries Incorporated, a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Agent (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives the Agent irrevocable notice that the Company requests a Borrowing under the Credit Agreement as follows:

          1. DATE OF BORROWING. The requested date of the proposed Borrowing is _____________, 19__.

          2. DETAILS OF BORROWING. The proposed Borrowing is in the amount of $_______________ at the following interest rate (check as applicable):

               [ ]  (A)  An Offshore Rate Borrowing for an Interest Period of
               ____ months expiring on __________.

               [ ]  (B)  A Base Rate Borrowing.

The undersigned hereby certifies that on the date hereof, and on the date of the proposed Borrowing, all conditions precedent under SECTION 5.1. and SECTION 5.2 of the Credit Agreement to the making of the Loans constituting the proposed Borrowing are satisfied.

          Dated:  _________________, 19___.

                         ABM INDUSTRIES INCORPORATED, a
                              Delaware corporation


                              By _______________________________

                              Title: ___________________________

                        NOTICE OF CONVERSION/CONTINUATION


TO THE BANKS AND THE AGENT
REFERENCED BELOW:

This Notice of Conversion/Continuation is given pursuant to SECTION 2.4 of that certain Credit Agreement, dated as of June 25, 1997, as the same may have been amended to the date hereof (the "Credit Agreement"), among ABM Industries Incorporated, a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Agent (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives the Agent irrevocable notice that the Company requests the [conversion] [continuation] of a Borrowing under the Credit Agreement as follows:

          (a) Convert $____________________ in principal amount of Base Rate Borrowings on ____________________, 19___, to an Offshore Rate Borrowing; with an interest period of _____ months and expiring on ____________________, 19___;

          (b)  Convert $_________________________ in principal amount of
Offshore Rate Borrowings on _______________, 19__ to a Base Rate Borrowing;

          (c) Continue as Offshore Rate Borrowings $________________________ in principal amount of presently outstanding Offshore Rate Borrowings, commencing on _______________, 19__, with an interest period of _____ months and expiring on _______________, 19__.

          Dated:  ______________, 19___.


                         ABM INDUSTRIES INCORPORATED,
                         a Delaware corporation



                         By___________________________________

                         Title:_______________________________

                             COMPLIANCE CERTIFICATE

TO THE BANKS AND THE AGENT
REFERENCED BELOW:

          The undersigned hereby certifies that:

          1.   This Compliance Certificate is being delivered pursuant to
SECTION 7.2(a) of that certain Credit Agreement, dated as of June 25, 1997, as the same may have been amended to the date hereof (the "Credit Agreement"), among ABM Industries Incorporated, a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Agent (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meanings.

          2. The undersigned is a Responsible Officer of the Company with the title set forth below his signature hereon.

          3. The undersigned has reviewed the terms of the Credit Agreement with a view toward determining whether the Company has complied with the terms thereof in all material respects, has made, or has caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries as of the fiscal quarter [and fiscal year] ending __________________, 19__ (the "Determination Date), and the accompanying financial statements as of such date and for the fiscal quarter [and fiscal year] then ending, and such review has disclosed that:

               (a) Consolidated Net Income for such fiscal quarter was $_________, and Consolidated Net Income for the preceding fiscal quarter was $_________, and [complies] [does not comply] with Section 8.14(a) of the Credit Agreement.

               (b) The Fixed Charge Coverage Ratio as of the Determination Date was _________:1, and [complies] [does not comply] with Section 8.14(b) of the Credit Agreement.

The detail showing the method of calculation of the foregoing ratios and figures is set forth in the schedule attached to this certificate.

          4.   As of the date of this certificate:

               (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) there has occurred since the date of financial statements referenced in SECTION 6.11 of the Credit Agreement, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          I hereby certify the foregoing information to be true and correct in all material respects and execute this Compliance Certificate on _______, 19__.


                              ______________________________
                              Title:
                              of ABM INDUSTRIES INCORPORATED

                                   OPINION OF
                               COUNSEL FOR COMPANY

                                 [Closing Date]

To the Banks and the Agent
Referenced Below


Ladies and Gentlemen:

          We have acted as counsel for ABM Industries Incorporated, a Delaware corporation ("Company"), in connection with that certain Credit Agreement, dated as of June 25, 1997, as the same may have been amended to the date hereof (the "Credit Agreement"), among ABM Industries Incorporated, a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Agent (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meanings. This opinion is being rendered to you at the request of our clients pursuant to Section 5.1(d) of the Credit Agreement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon representations made to us by officers of the Company. We have discussed the matters addressed in this opinion with responsible officers of the Company to the extent we have deemed appropriate to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          (a) Each of the Company and the Company's Subsidiaries set forth in the Schedule of Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) The execution, delivery and performance by the Company of the Credit Agreement, Notes, and the other Loan Documents to which it is a party are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or result in the creation or imposition of any Lien on any asset of the Company, or any Subsidiary of the Company.

          (c) The Credit Agreement constitutes a valid and binding agreement of the Company, assuming the valid execution and delivery thereof by the other parties thereto (other than the Company), enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

          (d) There is no action, suit or proceeding pending against, or to the best of our knowledge after due inquiry threatened against or affecting the Company, or any Subsidiary of the Company before any court or arbitrator or any governmental body, agency or official, in which there is a significant possibility of an adverse decision which could, result in a Material Adverse Change, or which in any manner draws into question the validity of the Credit Agreement, the Notes or any other Loan Document.

          (e) The making of the Loans and the application of the proceeds thereof by the Company as provided in the Credit Agreement do not violate the Regulation G, T, U or X of the FRB.

          (f) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company act of 1940, as amended.

          We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

          The opinions expressed herein are solely for your benefit in connection with the above transaction and may not be relied on in any manner or for any purpose by any other person. Copies may not be furnished to any other person without our prior written consent, except that you may furnish copies hereof: (a) to your independent auditors and attorneys; (b) to any governmental authority having regulatory jurisdiction over you; (c) pursuant to order or legal process of any court or governmental agency; (d) in connection with any legal action to which you are a party arising out of the above transactions;
(e) any proposed participant or assignee in any Bank's interest in any Obligations or Commitment; and (f) any successor to the Agent.

                         Very truly yours,

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "AGREEMENT") dated as of _______________, 19__ is made between _______________
______________________________ (the "Assignor") and _____________
______________________________ (the "Assignee").

                                    RECITALS

     WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of June 25, 1997 among

ABM INDUSTRIES INCORPORATED, a Delaware corporation (the "COMPANY"), the banks named therein (including the Assignor, the "BANKS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make committed loans (the "LOANS") to the Company in an aggregate amount not to exceed ______________________________ ($_______________) (the "AGGREGATE
COMMITMENT");

     WHEREAS, [the Assignor has made Loans to the aggregate principal amount of $_____________________________ to the Company] [no Loans are outstanding under the Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement, together with a corresponding portion of each of its outstanding Loans, in an amount equal to $_______________________ (the "ASSIGNED AMOUNT") on the terms listed on Schedule I hereto and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   ASSIGNMENT AND ACCEPTANCE.

     (a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to _______________ percent (_____%) (the "ASSIGNEE'S PERCENTAGE SHARE") of all of the Assignor's rights and obligations under the Credit Agreement, and any outstanding Loans and L/C Obligations. The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by the Assignor.

     (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality, with Loans equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     2.   PAYMENTS.

     (a)  As consideration for the sale, assignment and transfer contemplated in
     Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $______________________________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

     (b) The [Assignor][Assignee] further agrees to pay to the Agent a processing fee in the amount of $3,500.00.

     (c) To the extent payment to be made by the Assignee pursuant to Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due. For purposes hereof, "Federal Funds Rate" shall mean, for any day, the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System, only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

     3.   REALLOCATION OF PAYMENTS.

          Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Loans, shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

     4.   INDEPENDENT CREDIT DECISION.

          The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   EFFECTIVE DATE; NOTICES.

     (a) The effective date for this Agreement shall be __________ _____ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

          (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

          (ii) the consent of the Company and the Agent [and the beneficiaries of any outstanding Several Letters of Credit] required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

          (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

          (iv) the recordation fee referred to in Section 2(b) of this Agreement and in Section 11.8(a) of the Credit Agreement shall have been paid to the Agent.

     (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Agent for acceptance and recording by the Agent, the notices, agreements or other documents as may be required under the Credit Agreement.

     [6.  AGENT [INCLUDE ONLY IF ASSIGNOR IS AGENT].

     (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

     (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

     7.   WITHHOLDING TAX.

          The Assignee agrees to comply with Section 4.1(f) of the Credit Agreement as if the date of this Agreement were the Closing Date of the Credit Agreement.

     8.   REPRESENTATIONS AND WARRANTIES.

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, any Guarantor or the performance or observance by the Company, any Guarantor of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder;
     (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee of the Loans.

     9.   FURTHER ASSURANCES.

          The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company, the Agent or any Guarantor which may be required in connection with the assignment and acceptance contemplated hereby.

     10.  INDEMNITY.

          The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and the allocation of costs and expenses for in-house counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

     11.  MISCELLANEOUS.

     (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) All communications among the parties or notices in connection herewith shall be in writing (including facsimile transmission or telex) and delivered, telexed or telecopied, addressed as follows: (i) if the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (ii) if to the Company or the Agent, at their respective addresses set forth in the Credit Agreement or any other documents or instruments delivered pursuant thereto. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Domestic and Offshore Lending Office(s) the offices set forth beneath its name on the signature pages hereof.

     (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

     (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights and obligations hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans attributable thereto in the manner contemplated by the Credit Agreement.

     (g) The Assignor may at any time or from time to time grant to others assignments or participations in the Loans but not in the portions thereof assigned to the Assignee pursuant to this Agreement.

     (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (i) This Agreement shall be governed by and construed in accordance with the law of the State of California. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any California State or Federal court sitting in the City and County of San Francisco over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

     (k) In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

     (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     (m) The Assignor and the Assignee each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Credit Agreement, any related documents and agreements or any course of conduct, course of dealing, statements (whether oral or written).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                   [______________________________]
                                     Assignor

                                   By: ____________________________
                                   Title: _________________________


                                   ________________________________
                                     Assignee


                                   By: ____________________________
                                   Title: _________________________

                                   SCHEDULE I
                                       to
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


1.   COMPANY:

2.   DATE OF CREDIT AGREEMENT:

3.   ASSIGNOR:

4.   ASSIGNEE:

5.   DATE OF ASSIGNMENT AGREEMENT:

6.   EFFECTIVE DATE:

7.   ASSIGNEE'S SHARE                  REVOLVING COMMITMENT

(a)  Assignee's
     Percentage
     Share

(b)  Assigned Amount

8.   FEES:                             PAYMENT BY COMPANY
                                       TO ASSIGNEE

     Facility Fee

9.   INTEREST:                         PAYMENT BY COMPANY
                                        TO ASSIGNEE

(i)  Reference Rate
     Loan

(ii) Offshore Rate
     Loan

10.  PAYMENT INSTRUCTIONS:

     Assignor:

     Assignee:

11.  Assignee's Notice:
     INSTRUCTIONS

12.  OTHER INFORMATION:

TO THE AGENT BELOW NAMED

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of [__________], 1997 (the "CREDIT AGREEMENT") between ABM INDUSTRIES INCORPORATED (the "COMPANY"), the Banks referred to therein, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request the consent of the Company and the Agent to, the assignment by _____________ (the "ASSIGNOR") to __________ (the "ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement and all outstanding Loans made by the Assignor.

     2. The Assignee agrees that, upon receiving the consent of the Company and the Agent to such assignment and from and after the Assignment Effective Date, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the assignee:

          (A)  Offshore Lending Office:

                    Assignee name:  ____________________
                    Address:  __________________________
                    Attention:  ________________________
                    Telephone:  (_____) ________________
                    Telecopier:  (_____) _______________
                    Telex (Answerback):  _______________

          (B)  Domestic Lending Office:

                    Assignee name:  ____________________
                    Address:  __________________________
                    ____________________________________
                    ____________________________________
                    Attention:  ________________________
                    Telephone:  (_____) ________________
                    Telecopier:  (_____) _______________
                    Telex (Answerback):  _______________

          (C)  Notice Address:

                    Assignee name:  ____________________
                    Address:  __________________________
                    ____________________________________
                    ____________________________________
                    Attention:  ________________________
                    Telephone:  (_____) ________________
                    Telecopier:  (_____) _______________
                    Telex (Answerback):  _______________

          (D)  Payment Instructions:

                    Account No.:   ______________________
                         At:       ______________________
                                   ______________________
                                   ______________________
                    Reference:     ______________________
                    Attention:     ______________________

     IN WITNESS WHEREOF, the Assignor and the Assignor have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                   Very truly yours,

                                   [Name of Assignor]

                                   By:______________________________
                                   Title:


                                   [Name of Assignee]

                                   By:______________________________
                                   Title:



The Undersigned hereby consent to the above Assignment and Acceptance


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent


By:______________________________
Title:___________________________


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Issuing Bank


By:______________________________
Title:___________________________


_________________________________
as beneficiary under a Several Letter of Credit


By:______________________________
Title:___________________________

NOTE

                                                                _______ __, 19__


          1. PROMISE TO PAY. FOR VALUE RECEIVED, ABM INDUSTRIES INCORPORATED, a Delaware corporation (the "Company"), promises to pay to __________________________________________ (the "Bank"), or order: (a) the unpaid principal amount of each Loan made by the Bank to the Company in the manner and on the date(s) provided for in that certain Credit Agreement, dated as of June 25, 1997 (as amended, the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (collectively, "Banks"), and Bank of America National Trust and Savings Association, as Agent (as defined in the Credit Agreement); (b) interest on the outstanding principal amount of each such Loan in the manner, on the date(s), and at the rate(s) provided for in the Credit Agreement; and (c) such other charges and fees with respect to such Loans (together with interest thereon) as are provided for in the Credit Agreement in the manner and on the dates provided for therein. All payments to be made hereunder shall be payable in Dollars in immediately available funds at the place and by the time provided for in the Credit Agreement.

          2. DEFINED TERMS. All terms used herein which are defined in the Credit Agreement shall have the meaning set forth therein, unless specifically defined herein.

          3. INCORPORATION. This Note is one of the promissory notes defined in the Credit Agreement as the "Note" and is subject to, and entitled to the benefits of, the terms and provisions of the Credit Agreement. Reference is made to the Credit Agreement for provisions for the repayment, prepayment, and acceleration of the maturity hereof, all of which terms are hereby incorporated herein by this reference.

          THIS NOTE IS SUBJECT TO THE PROVISIONS OF SECTIONS 11.15 AND 11.16 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW AND JURISDICTION AND WAIVER OF JURY TRIAL; ALL SUCH PROVISIONS ARE HEREBY INCORPORATED HEREIN IN FULL.

                         ABM INDUSTRIES INCORPORATED,
                         a Delaware corporation


                                      By
                                         ----------------------------------
                                      Title:
                                             ------------------------------

The Banks listed on
Schedule 1 hereto
(the "L/C Banks")             Irrevocable Several Standby Credit

Date of Issue:                     Date and Place of Expiry:
___________, 19__                  ___________, 19__
                                   San Francisco, California

                                   Applicant:

                                   ABM Industries Incorporated
                                   ___________________________

                                   ___________________________

Beneficiary:                       Amount:  Up to an aggregate of
_______________________            ______________________________
_______________________            United States Dollars
_______________________            (US $_______________________)

Ladies and Gentlemen:

     We hereby establish our Irrevocable Several Letter of Credit No. _______________ ("Letter of Credit") in favor of ___________________________
("Beneficiary") in the amount of ___________________________________________(US
$________________) for the account of ABM Industries Incorporated ("ABM").

     Draws may be made under this Letter of Credit on or after ___________, 19__, but not later than the Expiration Date (as below defined) against presentation of (1) your sight draft, drawn on the L/C Banks, in the form of Annex 2, (2) a drawing request signed by a purported authorized officer of Beneficiary, in the form of Annex 1 (dated, with the blanks filled in), and
(3) in the case of a drawing which exhausts the liability amount of this Letter of Credit, this Letter of Credit.

     This Letter of Credit expires one year from the date hereof; PROVIDED that this Letter of Credit shall be automatically extended for additional one year periods from the date of any present or future expiration date unless the Paying Agent, at the request of any L/C Bank, has notified you not less than 60 days prior to the next expiration date that such expiration date shall not be extended (the date on which this Several Letter of Credit ultimately expires being the "Expiration Date").

     The above drawing request and all communications with respect to this Letter of Credit shall be in writing, addressed to the L/C Banks in care of Bank of America National Trust and Savings Association, Global Agency #5596, 1455 Market Street, San Francisco, California 94103, Attn: _______________, telecopier number _______________, in its capacity as Paying Agent hereunder ("Paying Agent"), and presented to us by delivery in person or by telecopier (confirmed by telephone advice to the Paying Agent at the following number:
(415) 953-0108 or (415) 622-1124) at such address, provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by prepaid overnight courier for receipt by the Paying Agent within two (2) Business Days of the date of any such facsimile transmission.

     The L/C Banks shall be entitled to conclusively rely for all purposes upon the demand for payment or any other communication made by you hereunder by telecopier (including, without limitation, each draft and document presented in connection therewith) notwithstanding any discrepancies between such demand for payment made by telecopier and the drafts or documents subsequently received by us from you with respect to such demand for payment or other communication. All directions, demands and correspondence regarding this Letter of Credit shall be sent at the risk of ABM. None of the Paying Agent or the L/C Banks shall be liable or in any way responsible for any inaccuracy, error, interruption, delay or other irregularity in transmission, delivery or teletransmission, nor shall any of them be liable or in any way responsible for the sufficiency, correctness, genuineness, falsification or legal effect or authority of any person presenting any documents under this Letter of Credit if such documents appear on their face to be in order.

     If a drawing request is presented in compliance with the terms of this Letter of Credit to us at such address by 8:00 a.m. (San Francisco time) on any Business Day, each L/C Bank severally agrees that payment will be made on such Business Day by making payment of each such L/C Bank's Commitment Percentage (as hereinafter defined) times the amount of the drawing request available to the Paying Agent. And if such drawing request is so presented to us after 8:00 a.m. (San Francisco time) on any Business Day, payment will be made on the following Business Day by our making payment as aforesaid available to the Paying Agent. Paying Agent shall then disburse to the account of Beneficiary on the Business Day on which payment is made available to it the amount which it receives from the L/C Banks. If any instructions accompanying the drawing request under this Letter of Credit request that payment is to be made by transfer to an account with the Paying Agent or at another bank, the Paying Agent and/or such other bank may rely on an account number specified in such instructions, even if the account number identifies a person or entity different from the intended payee.

     As used in this Letter of Credit, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks located in Los Angeles, California, San Francisco, California or New York, New York are required or authorized by law to remain closed.

     In the event that a drawing request is unacceptable to any L/C Bank, such L/C Bank shall provide prompt notice to the Beneficiary stating the reasons therefor to the following address:

     ____________________________
     ____________________________
     ____________________________
     Attention: _________________

     For purposes of Article 14 of the UCP (as hereinafter defined), the documents presented to such L/C Bank shall be deemed to be the copies, furnished by the Paying Agent to such L/C Bank (including telefacsimile copies), of the documents presented to the Paying Agent by the Beneficiary hereunder.

     This Letter of Credit (including Schedule 1 hereto, which is incorporated herein by reference as though fully set forth herein) sets forth in full the terms of our undertaking and this undertaking shall not be in any way modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except only the drawing request and certificate referred to herein and the UCP; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for such drawing requests and certificates.

     This Letter of Credit is not transferable.

     Multiple drawings under this Letter of Credit are permitted, and upon payment of any such drawing, the amount remaining available for drawing under this Letter of Credit shall be correspondingly and automatically reduced by the amount of such payment.

     All banking charges are for the account of ABM.

     By acceptance of this Letter of Credit, Beneficiary agrees that neither the issuance of this Letter of Credit nor the presentation of any items hereunder shall impose any liability upon Paying Agent. Beneficiary further agrees that (i) the liability of the L/C Banks under this Letter of Credit shall be several, and not joint, (ii) each L/C Bank shall be liable with respect to any draw hereunder solely in an amount equal to (A) the percentage ("Commitment Percentage") set forth opposite such L/C Bank's name under the column "Commitment Percentage" in Schedule 1 hereto, times (B) the amount of such draw, provided that no L/C Bank shall be required under any circumstances to pay an amount greater than the amount of its Commitment, as set forth opposite such L/C Bank's name under the column "Commitment" in Schedule 1 hereto, and (iii) no L/C Bank shall have any liability for any failure by any other L/C Bank to make payment under this Letter of Credit.

     All drawing requests under this Letter of Credit must bear the clause:

          "Drawn under Several Letter of Credit (Bank of America NT&SA, as Paying Agent) Number __________ dated ___________, 19__"

     This Letter of Credit shall not be amended except with the written concurrence of Beneficiary, ABM, the Paying Agent and the L/C Banks.

     This Letter of Credit expires on the Expiration Date at the offices of the Paying Agent at 5:00 p.m. San Francisco time.

     We hereby severally, and not jointly, engage with you that a drawing request drawn strictly in compliance with the terms of this Letter of Credit shall meet with due honor upon presentation.

     This Letter of Credit may be signed by each L/C Bank on separate counterpart signature pages, all of which, when taken together with this Letter of Credit, shall constitute but one and the same instrument.

     This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 500 (the "UCP"), and, to the extent not inconsistent therewith, the laws of the State of California. If the Expiration Date occurs on a day (i) which is not a day on which the Paying Agent is open to conduct its business (a "Banking Day") for any reason referred to in Article 17 of the UCP, or (ii) which is not a Banking Day for any reason other than those referred to in such Article 17 and the next day which would normally be a Banking Day is not a Banking Day for any reason referred to in such Article 17, the Expiration Date shall be automatically extended to the Banking Day which is 30 Banking Days after the Expiration Date. If, for any reason referred to in such Article 17, any L/C Bank is not open to conduct its letter of credit business on any day on which payment is required from such L/C Bank hereunder, the date on which such payment is required shall be extended until the first day on which such L/C Bank is open to conduct its letter of credit business.


                                   SCHEDULE 1

              TO IRREVOCABLE SEVERAL LETTER OF CREDIT NO. ________

L/C BANKS

                                                                 COMMITMENT
    L/C BANK                    COMMITMENT                       PERCENTAGE
    --------                    ----------                       ----------

[_____________________]       $ __________                       __._________%
[_____________________]       $ __________                       __._________%
[_____________________]       $ __________                       __._________%
[_____________________]       $ __________                       __._________%
[_____________________]       $ __________                       __._________%
[_____________________]       $ __________                       __._________%

                              $___________                       100.000000000%


                                                                         ANNEX 1

                      "Drawn under Several Letter of Credit
                    (Bank of America NT&SA, as Paying Agent)
                   Number _________ dated _____________, 19__"

                                 DRAWING REQUEST

To the L/C Banks
c/o  Bank of America National Trust and Savings Association
     Global Agency #5596
     1455 Market Street
     San Francisco, CA 94103
     Attention: ____________________

Ladies and Gentlemen:

     The undersigned authorized officer of the undersigned
____________________________ ("Beneficiary"), on behalf of Beneficiary, hereby draw on Several Letter of Credit (Bank of America NT&SA, as Paying Agent) Number _________ dated ___________, 19__ (the "Letter of Credit"), issued by you in favor of Beneficiary. Any capitalized term used herein shall have its respective meaning as set forth in the Letter of Credit.

            In connection with this drawing, we hereby certify that:

     1.(1)     This drawing in the amount of US$_____________ [not more than
US$_______________.00] is being made pursuant to the Letter of Credit issued to Beneficiary pursuant to ______________
________________________________________________________________________________
________________________________________________________________________________
___________________________________________________________________________; and

     PARAGRAPHS 1 AND 2 ARE INTENDED TO BE ADOPTED TO EFFECT THE NATURE OF THE OBLIGATION THE SEVERAL LETTER OF CREDIT IS INTENDED TO SUGGEST. LANGUAGE INSERTED IN THE PARAGRAPHS SHALL BE ACCEPTABLE TO AGENT AND MAJORITY BANKS.

     2.1 Beneficiary has the unconditional right to receive payment of $__________ under [___________________________________
________________________________________________________________________________
____________________________________________], and such payment has not been received by Beneficiary.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this ____ day of __________, 199__.

                              __________________________________


                              By _______________________________

                              Title: __________________________,
                                     Authorized Officer

                                                                         ANNEX 2


                                   SIGHT DRAFT

__________, 199__

To the L/C Banks under
          Several Letter of Credit
          (Bank of America NT&SA, as Paying Agent)
          Number ___________ dated ____________, 19__,
          c/o Bank of America National Trust and Savings Association, Global Agency #5596, in its capacity as Paying Agent

At sight, pay to the order of ourselves U.S.$____________________.

                              [_____________________________]



                              By _______________________________